                                                                   EXHIBIT 10.23

                  AGREEMENT OF SETTLEMENT AND GENERAL RELEASE
                  -------------------------------------------


     1.   PARTIES:   The parties to this Agreement of Settlement and General
          -------
Release ("Agreement") are FHP International Corporation, a Delaware corporation ("Parent"), FHP, Inc., a Delaware corporation ("Company") and Mark B. Hacken ("Hacken"). Parent and Company are collectively referred to herein as the "Companies".

     2.   RECITALS:   This Agreement is made with reference to the following
          --------
facts:

          2.1 Hacken has previously been employed by Company and Parent in the position of President and Chief Executive Officer pursuant to an Employment Agreement dated as of November 1, 1993 between Parent, Company and Hacken ("Employment Agreement"), and has previously served as a director of the Company and the Parent and as such was granted options pursuant to the Parent's Executive Incentive Plan and various agreements between the Parent and Hacken (collectively, with the Employment Agreement, the "Prior Agreements").

          2.2 Hacken was terminated without cause as President and Chief Executive Officer of the Company and the Parent effective March 29, 1995, and thereafter has served only as a director of the Parent.

          2.3 Certain disputes and controversies have arisen between the parties hereto with respect to Hacken's employment by the Companies, the termination of such employment, the timing of such termination and its impact on his role as a director. The Companies desire to avoid potential litigation in connection with such termination and the expenses associated therewith and the parties desire to avoid the negative publicity that would surround such a litigated dispute.

          2.4 It is the intention of the parties hereto to settle and dispose of, fully and completely, all issues between the parties, including claims, demands, or causes of action arising out of Hacken's employment with the Companies or the termination thereof, claims, if any, for age discrimination under the California Fair Employment and Housing Act and claims for damages for pain and suffering and emotional distress, on the terms set forth herein.

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

     3.   PAYMENTS AND AGREEMENTS FOR BENEFIT OF HACKEN:
          ---------------------------------------------

          3.1 Parent agrees to pay to Hacken in a lump sum the full amount of his salary due and to become due under his employment contract through October 31, 1995, plus any accrued vacation and sick pay to which he is or would have been entitled pursuant to the Parent's existing policies had his employment continued through October 31, 1995, in each case to the extent not previously paid and subject to all applicable withholdings required by law.

          3.2 Parent shall pay to Hacken the amount of $350,000.00. The parties agree that the payment by Parent is in satisfaction of claims for damages for physical injury, emotional distress and harm to personal reputation, and are being treated as nontaxable damages.

          3.3 Hacken shall receive all amounts currently accrued under Parent's deferred compensation plan for non-employee directors, subject to all applicable withholdings required by law.

          3.4 Parent shall pay to Hacken the amount of $100,000.00 in consideration of the release by Hacken of all claims he has under the Prior Agreements regarding the vesting of 9,200 non-employee director stock options granted in 1989-1993 and the impact of his termination as an officer of Company and Parent on his ability to serve effectively as a director of the Parent.

          3.5 All amounts payable pursuant to Sections 3.1 and 3.3 shall be set forth on Exhibit A hereto. The amounts payable pursuant to Sections 3.2 and 3.4 hereof shall not be subject to withholding by the Parent. All amounts payable pursuant to Sections 3.1, 3.2 and 3.4 shall be paid on the business day following approval of this Agreement by the Parent's Board of Directors. All amounts payable pursuant to Section 3.3 shall be paid in accordance with Parent's normal corporate procedures. The parties agree that all payments to Hacken will be made by wire transfer to an account designated by Hacken in writing.

          3.6 Parent shall reimburse legal fees and expenses up to $20,000 incurred in connection with the negotiation and consummation of this Agreement. Such amount shall be paid to Hacken within five (5) business days of presentment of statements or invoices evidencing such fees and expenses.

          3.7 The options granted pursuant to paragraph 2.3 of the Employment Agreement with respect to two hundred thousand (200,000) shares of common stock of the Parent shall be fully vested and exercisable on the Effective Date (as hereinafter defined). Except as modified in the immediately preceding sentence, the options shall be subject to, governed by and entitled to the benefits of the Employment Agreement and Parent's Executive Incentive Plan and shall expire October 19, 1999. Vested options granted pursuant to the Prior Agreements in 1989-1993 with respect to 18,800 shares of common stock of the parent shall remain exercisable in accordance with their terms. Hacken has been delivered copies of the

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

option agreements governing these vested options. Such option agreements are dated the following dates and cover the following number of vested options:
September 28, 1989 (17,600 shares); October 1, 1991 (800 shares); and October 1, 1992 (400 shares). The shares issuable under all such options shall be issued pursuant to, and entitled to the benefits of, any Form S-8 Registration Statement previously filed by Parent with respect to the Parent's Executive Incentive Plan so long as such Registration Statement remains effective.

          3.8 Hacken has been delivered an executed copy of the Indemnification Agreement dated March 6, 1987, and a Supplemental Indemnification Agreement dated January 19, 1990, by and between himself and Parent prior to execution of this Agreement, which agreements shall remain in effect in accordance with their terms.

     4.   CONSIDERATION AND RELEASE:   In consideration of the releases
          -------------------------
contained herein, and for other good and valuable consideration, the receipt of which is acknowledged, each party promises and agrees as follows:

          4.1 Except as to the rights created or confirmed by this Agreement, each party releases each other party and each of their affiliates, officers, directors, employees, representatives, attorneys, investigators, servants and agents from all claims, cause or causes of action, demands, damages or costs, heretofore or hereafter arising out of, connected with or incidental to the dealings between the parties hereto prior to the date hereof, including, without limitation on the generality of the foregoing, any and all claims and demands and cause or causes of action described herein or arising under any state or federal law or regulation, including the Age Discrimination in Employment Act, the Fair Employment and Housing Act and other laws prohibiting discrimination on the basis of race, sex, age, disability or national origin. For purposes of this paragraph 4.1, "affiliate" shall mean any person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Company or Parent.

          4.2 The waiver and release set forth in paragraph 4.1 apply to claims of which a party may not currently have knowledge, and each party specifically waives the benefit of the provisions of Section 1542 of the Civil Code of the State of California, which reads as follows:

          "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

          4.3 Hacken will resign from his directorship of the Parent effective as of the Effective Date (as hereinafter defined). Hacken has tendered a letter of resignation in the form of that attached hereto as Exhibit B which, by its terms, will become effective on the Effective Date provided this Agreement is not revoked or

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

terminated prior to such date. For the purpose of Hacken's option agreement dated September 28, 1989, Hacken's resignation as a director is deemed to be for the convenience of the Board of Directors of Parent.

     5.   SETTLEMENT:   This Agreement affects the settlement of claims which
          ----------
are denied and contested and nothing contained herein shall be construed as an admission by the Companies of any liability of any kind to Hacken. The Companies deny any liability in connection with any claim and intend merely to avoid litigation and buy their peace.

     6.   CONFIDENTIALITY:   This Agreement and the settlement terms and amount
          ---------------
embodied herein are confidential and are intended to remain confidential following execution.

          6.1 Each party and its attorneys of record represent and agree that they will keep the terms and amount of this Agreement or settlement completely confidential, and that they will not hereafter disclose any information concerning this Agreement or settlement to anyone other than a party's immediate family (if applicable), attorney(s) or accountant(s).

          6.2 Should any party choose to disclose the terms or amount of this Agreement or settlement to any of the foregoing persons, such party represents and agrees that such party will advise them that they will also be under an obligation to keep the terms and amount of this Agreement or settlement completely confidential.

          6.3 Nothing in this section shall prohibit (a) Company or Parent or their legal counsel or accountants from disclosing the facts, terms or amount of this Agreement or settlement when required to do so by reason of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or regulations under either, or (b) any party or their legal counsel or accountants from disclosing the facts, terms or amount of this Agreement or settlement when required to do so by any court or administrative agency (including state or federal taxing authorities) or tribunal of appropriate jurisdiction.

          6.4 It is the Companies' current intention to not issue a press release with respect to the resignation of Mr. Hacken as a director of Parent or with respect to any other terms of this Agreement. In the event that either the Parent or Company determines that it is necessary or advisable to do so, the Companies shall consult with Hacken with respect to the content of such press release.

     7.   FURTHER ASSURANCES, REPRESENTATIONS AND WARRANTIES:  Each of the
          --------------------------------------------------
parties to this Agreement represents, warrants, and agrees as follows:

          7.1 Each party has received independent legal advice from its attorneys, with respect to the advisability of making the settlement provided for herein, with respect to the advisability of executing this Agreement, and with respect to the meaning of California Civil Code Section 1542.

          7.2 No party (nor any officer, agent, employee, representative, or attorney of or for any party) has made any statement or representation to any other party regarding any fact relied upon in entering into this Agreement, and each party does not rely upon any statement, representation or promise of any other party (or of any officer, agent, employee, representative, or attorney for the other party), in executing this Agreement, or in making the settlement provided for herein, except as expressly stated in this Agreement.

          7.3 Each party to this Agreement has made such investigation of the facts pertaining to this settlement and this Agreement and of all the matters pertaining thereto as it deems necessary.

          7.4 Each party or responsible officer thereof has read this Agreement and understands the contents hereof. Each officer executing this Agreement on behalf of a corporation is empowered to do so and thereby binds his corporation.

          7.5 Each party has not heretofore assigned, transferred, or granted, or purported to assign, transfer, or grant, any of the claims, demands, and causes of action disposed of by this Agreement.

          7.6 Each term of this Agreement is contractual and not merely a recital.

          7.7 The parties will execute all such further and additional documents as shall be reasonable, convenient, necessary or desirable to carry out the provisions of this Agreement.

     8.   TIME TO CONSIDER AGREEMENT; EFFECTIVE DATE:   Hacken has consulted
          ------------------------------------------
with his attorney before signing this Agreement. Hacken understands that he is entitled to a period of 21 days in which to consider whether to enter into this Agreement. If Hacken does enter into this Agreement, he may revoke the Agreement within seven days after his execution of the Agreement. In the event Hacken timely exercises his right of revocation with respect to this Agreement, no part of this Agreement shall be effective. If not revoked pursuant to this
Section 8, and conditioned upon payment of the amounts due under sections 3.1,
3.2 and 3.4 hereof, this Agreement shall be fully effective on the first business day following approval of this Agreement by the Parent's Board of Directors (the "Effective Date"). Notwithstanding the foregoing, in the event the Parent's Board of Directors does not approve this Agreement at its June 15, 1995 board meeting, this Agreement shall be deemed terminated and no part of this Agreement shall be effective. The parties hereto intend and agree that this Agreement complies with the waiver requirements of the Older Workers Benefit Protection Act (29 U.S.C. (S) 626(f)) and if this Agreement is ever revoked pursuant to such act, any money paid to Hacken shall be immediately returned.

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

     9.   MISCELLANEOUS:
          -------------

          9.1 This Agreement shall be deemed to have been executed and delivered within the State of California, and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, the laws of the State of California.

          9.2 This Agreement is the entire Agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Agreement may be amended only by an agreement in writing.

          9.3 All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed given (i) upon receipt, if given by personal delivery, (ii) upon confirmation of delivery, if given by electronic facsimile, and (iii) upon the third business day following mailing, if mailed by deposit in the United States mail, with certification and postal charges prepaid, addressed:

     If to Company or
          Parent, to:         FHP International Corporation
                              FHP, Inc.
                              9900 Talbert Avenue
                              Fountain Valley, California  92708
                              Fax:   (714) 378-5049
                              Attention:  Secretary

     If to Hacken, to:        Mark B. Hacken
                              13457 Cheltenham Drive
                              Sherman Oaks, California  91423
                              Fax:  (818) 788-6327

Any party to be given notice in accordance with this Section 9.3 may designate to the other party another address, telecopier number or person for receipt of notices hereunder.

          9.4 This Agreement is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, division, assigns, heirs and successors in interest.

          9.5 Each party has cooperated in the drafting and preparation of this Agreement. Hence, in any construction to be made of this Agreement, the same shall not be construed against any party.

          9.6 This Agreement may be executed in counterparts, and when each party has signed and delivered at least one such counterpart, each counterpart shall be deemed an original, and, when taken together with other signed counterparts,

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

shall constitute one Agreement, which shall be binding upon and effective as to all parties.

          9.7 Each party agrees to report this settlement for federal and state tax purposes in a manner consistent with the characterization in this Agreement. If at some future date it should be claimed or determined that some portion or all of the non-taxable settlement amount should be treated as taxable income, or that any withholding should have been made prior to payment to Hacken, he agrees to be solely liable for and pay all taxes, penalties, and assessments by reason of the payment in the manner set forth above. Hacken also agrees to indemnify and hold the Companies and their respective officers, directors and affiliates harmless from any costs, penalties, and assessments to which any of them may be subject by reason of the failure to withhold normal payroll taxes from such payment.

          9.8 Any dispute regarding or arising out of this Agreement or its validity, or any act which allegedly has or would violate any provision of this Agreement will be submitted to arbitration in Los Angeles County, California, pursuant to then current employment/labor Rules of the American Arbitration Association. The arbitration award will be binding and conclusive on Parent, Company and Hacken and may be enforced in any court of competent jurisdiction.

          9.9 The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision.

          9.10 In the event of arbitration relating to this Agreement, the prevailing party shall be entitled to costs and reasonable attorneys' fees.

          9.11 This Agreement, consisting of eight (8) pages plus exhibits, is made and entered into in Los Angeles, California.


                                /s/ Mark B. Hacken
                               ----------------------------------
                                    MARK B. HACKEN

                              Date  June 8, 1995
                                   ------------------------------


                              "Company"
                              FHP, Inc.


                              By  /s/ Westcott W. Price III
                                 --------------------------------
                                    Westcott W. Price III

                              Its  President
                                  -------------------------------

                              Date  June 15, 1995
                                   ------------------------------

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

                              "Parent"
                              FHP International Corporation


                              By  /s/ Westcott W. Price III
                                 --------------------------------
                                    Westcott W. Price III

                              Its  President
                                  -------------------------------

                              Date  June 15, 1995
                                   ------------------------------


APPROVED AS TO FORM:
                              SHEPPARD, MULLIN, RICHTER & HAMPTON


                              By  /s/ Anthony Bishop
                                 --------------------------------
                                    Attorneys for FHP, INC. and
                                    FHP INTERNATIONAL CORPORATION

                              Date  June 15, 1995
                                   ------------------------------


                              LATHAM & WATKINS


                              By  /s/ John McLoughlin
                                 --------------------------------
                                    Attorneys for MARK B. HACKEN

                              Date  June 8, 1995
                                   ------------------------------

                                                                       EXHIBIT A


                              SCHEDULE OF PAYMENTS

                                     Gross         Net
                                  -----------  -----------

Section 3.1    Salary/1/:         $195,484.72  $114,361.10

               Accrued              73,357.01    47,351.95
               Vacation/1/:

               Accrued Sick              0.00         0.00
               Pay/1/:

Section 3.3    Deferred              6,115.22     4,036.10
               Compensation/2/:




------------------------------------

/1/ For the period June 4, 1995 through October 31, 1995. Includes $1,328 in the "net" column which represents a refund of deductions taken from Hacken's compensation after his March 29, 1995 termination date.

/2/ Approximate amounts for the period ending June 30, 1995. The deferred compensation payment will be paid in accordance with normal company procedures after calculation of the actual amount due.

                                                                       EXHIBIT B
                                  RESIGNATION



     The undersigned, MARK B. HACKEN, does hereby resign as a Director of FHP International Corporation, a Delaware corporation, and from the Board of Directors of any Subsidiary of FHP International Corporation on which he may be a director as of the date hereof, effective on the Effective Date of the Agreement of Settlement and General Release between FHP International Corporation, FHP, Inc. and the undersigned, which requires payment of the amounts due under Sections 3.1, 3.2 and 3.4 thereof.


Dated:                     , 1995
       --------------------


                                                    ----------------------------
                                                            Mark B. Hacken

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